UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO

REGULATION A OF THE SECURITIES ACT OF 1933

For fiscal year ended December 31, 2025

COMMUNE OMNI FUND, LLC

Exact name of issuer as specified in its charter

Delaware	99-1550010
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

31248 Oak Crest Dr #100 Westlake Village, CA 91361
Full mailing address of principal executive offices

805-367-3246
Issuer’s telephone number, including area code

Common Units
Title of each class of securities issued pursuant to Regulation A

FORWARD LOOKING STATEMENTS

THIS ANNUAL REPORT ON FORM 1-K, MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, ASSUMPTIONS, AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART II

ITEM 1. BUSINESS

The Company

COMMUNE OMNI Fund, LLC (the “Company,” “OMNI,” “we,” “our,” or “us”) is a Delaware limited liability company formed to purchase, develop, hold, manage and dispose of (directly or indirectly) real estate properties (each, a “Property” and collectively, the “Properties”).

The Company will own all of the membership interests in Commune Omni Fund OC, LLC (the “Operating Company”), which will hold the interest in the Properties.

The Company’s manager is Commune Omni Fund Management, LLC, a Delaware limited liability company. The Manager is also the manager of the Operating Company. The Manager is a wholly-owned subsidiary of Commune Capital, LLC (“Sponsor”). The Company does not have any employees. The Manager directs and manages the Company’s business and affairs, including the implementation of its investment strategy.

Investment Objectives

The Company’s investment objective is to seek capital appreciation and current income.

There is no assurance that these objectives will be achieved or that the value of the Company’s assets, and Members’ Interests, will not decrease. Furthermore, within the investment objectives and policies, the Manager will have substantial discretion with respect to the selection of specific real estate investments and the purchase and sale of assets.

Investment Strategy

During the fiscal year ended December 31, 2025, the Company remained in its capital formation phase. The primary activities during the year consisted of raising capital while looking to identify potential real estate acquisition opportunities. The Company did not complete any material asset acquisitions during 2025. As of December 31, 2025, the Company had not yet deployed capital into acquiring, developing, or operating real estate assets.

The Company’s investment strategy, asset class focus, and allocation parameters did not change during the fiscal year. Consistent with the Offering Circular filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 8, 2025, as amended and/or supplemented from time to time (the “Offering Circular”), the Company continues to primarily focus on multi-family housing, but may acquire any type of real estate (e.g., office, retail, mixed use, self-storage, etc.) where the Manager identifies what it believes is an attractive opportunity.

Further information about the Company and the Company’s investment strategy may found under in the Offering Circular under “The Company’s Business”, which is incorporated by reference herein as if fully set forth herein.

Competition

The activity of identifying, closing, and realizing upon real estate opportunities and real estate-related loans has from time to time been highly competitive and involves a high degree of uncertainty. The Company will be competing for real estate opportunities and real estate-related loans with other real estate investment vehicles, developers, real estate investors, individuals and family offices, financial institutions (such as mortgage banks and real estate investment trusts) and other institutional investors, many of which have greater resources than the Company does. Demand from third parties for properties or lending opportunities that meet the Company’s objectives could result in an increase of the price of such properties or lower interest rates on loans than if there was no competition. If the Company pays higher prices for properties, the Company’s profitability may be reduced, and Members may experience a lower return on investment. There can be no assurance that the Company will be able to identify, buy, lease, and/or sell properties that satisfy the Company’s objective, or realize upon value of a Property or that the Company will be able to deploy all of its available capital.

In addition, other properties, including properties not yet constructed or planned, may have a competitive advantage over the Properties (e.g., more attractive location, amenities, leasing terms, etc.). The Company may need to make capital improvements to the property or amenities or change leasing terms (e.g., lower rent) in order to attract tenants to the Property. Such improvements or changes, if needed, would likely reduce the profitability of the Company. Further, the number of competitive properties could have a material effect on the Company’s ability to rent space at its Properties and the amount of rents charged.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in the Offering Circular. The Offering Circular may be accessed at SEC.GOV and may be updated from time to time by our future filings under Regulation A. In addition, new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common units.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Annual Report. Unless otherwise indicated, the latest results discussed below are as of December 31, 2025.

Results of Operations

The Company commenced operations during 2025 and remained in its capital formation phase throughout the fiscal year ended December 31, 2025. During the year, the Company raised approximately $539,000 in gross offering proceeds pursuant to its offering pursuant to the Offering Circular, which amounts are being held in escrow pending an initial closing and are not available for use in operations until released.

As of December 31, 2025, the Company had not completed any material asset acquisitions and therefore did not generate operating revenue during the fiscal year.

During the fiscal year, the Company has not generated any revenue and incurred approximately $145,185 in expenses, consisting primarily of organizational costs, professional fees, offering-related expenses, administrative expenses, and other general and administrative costs associated with establishing and maintaining the Company’s operations. Organization and offering expenses advanced by the Manager were accrued during the year in accordance with the Operating Agreement.

The Company reported a net loss of approximately $145,185 for the fiscal year ended December 31, 2025, primarily attributable to operating and formation expenses incurred during the capital formation period.

Liquidity and Capital Resources

As of December 31, 2025, the Company had approximately $200. As of December 31, 2025, the Manager had cumulatively advanced the Company approximately $362,652, of which $139,093 was advanced during the year ended December 31, 2025. The Company did not utilize leverage during the fiscal year.

Since the Company has not yet deployed capital into real estate properties, liquidity has consisted primarily of offering proceeds held in cash pending future investment. The Company intends to use its capital resources to operate in the manner described under “Description of Business” in the Offering Circular.

The Company’s short-term liquidity and capital requirements include, without limitation, Property level operating expenses, interest and principal payments on debt obligations, distributions to members, fees or reimbursements to the Manager or other service provider, and general and administrative expenses. The Company’s long-term liquidity requirements include, without limitation, acquisition or making new Investments, payment of interest and principal under debt obligations, and tenant improvement, leasing commissions, and other capital expenditures.

The Company’s ability to meet its future obligations and acquire investments is dependent upon continued capital raising under its offering and securing financing on terms acceptable to the Manager.

Trend Information

While the Company has not acquired any specific properties, the Company is evaluating properties in the Ventura, Los Angeles and San Diego, California markets, and may also evaluate opportunities in other markets.

California continues to experience a structural housing supply imbalance. According to the California Department of Housing and Community Development, housing production has historically trailed estimated demand. Elevated homeownership costs in many regions of California have contributed to sustained rental demand; however, rental demand remains sensitive to employment levels, household formation trends, interest rates, and broader economic conditions.

According to CoStar market reports dated February 2026, the Ventura City multi-family submarket has experienced limited recent inventory growth, with new supply remaining constrained and a relatively small construction pipeline compared to total inventory. Further, vacancy has remained within historical ranges, and asking rent growth has moderated from prior peak periods. In contrast, the broader Los Angeles multi-family market has experienced substantially higher recent delivery volumes and elevated vacancy levels relative to prior years, with rent growth flattening in certain submarkets. Changes in supply, vacancy levels, rental growth, capitalization rates, transaction pricing, and financing conditions may influence acquisition pricing, projected revenues, income from continuing operations, and overall operating performance.

As noted above, the Company’s ability to meet its future obligations and acquire investments is dependent upon continued capital raising under its offering and securing financing on terms acceptable to the Manager.

Once the Company acquires interest in Properties, market conditions may affect rental revenues, income from continuing operations, profitability, liquidity, and capital resources. Because the Company has not yet commenced property-level operations, historical market data may not be indicative of future operating results.

ITEM 3. DIRECTORS AND OFFICERS

Our Manager

The Company and Operating Company operate under the direction of the Manager, which is responsible for directing the management of the Operating Company’s and the Company’s business and affairs and implementing its investment strategy. The Manager will perform its duties and responsibilities pursuant to the Operating Agreement. As noted above, the Manager is a wholly-owned subsidiary of the Sponsor.

As of the date of this filing of this annual report, the executive officers and principals of the Sponsor (“Sponsor Principals”) are as follows:

Name	Age	Position
Jerry V. Sanada	50	Co-President; Chief Investment Officer

Michael (Mikey) Allen Taylor	43	Co-President

Michael J. Michalov	44	Chief Operations Officer

Douglas D. Laabs	59	Chief Financial Officer

Brent Lamo	66	Director of Real Estate

Austin Underhill	37	Chief Compliance Officer

All of the Sponsors principals are employed by the Sponsor full-time.

Jerry V. Sanada. Mr. Sanada is the Co-President and Chief Investment Officer of the Manager. Mr. Sanada has also served as the Co-President and Chief Investment Officer of Commune Capital LLC and its subsidiaries since 2018, and as the Chief Financial Officer and Chief Investment Officer of Alliance Financial Group, Inc. (“AFG”) from 1998 to 2023, and as the Chief Executive Officer of AFG since 2023. In addition to his involvement with the Company, Mr. Sanada currently oversees the development, operations, and management of Eight other real estate private investment vehicles - Commune RESOP Self-Storage, LLC (“Commune RESOP”), Commune Multi-Family, LLC, Commune Fund V, LLC, Commune Fund VI, LLC, Commune Mar Vista Investors, LLC, Commune VTA Investors, LLC, Commune Asset-Backed Lending Partners, LP, and Alternative Investment Portfolio, L.P. Mr. Sanada earned his B.S. in Business Administration from Pepperdine University in 1997. He is also a CFA (Chartered Financial Analyst) charter holder and he maintains membership with the CFA Institute, and the CFA Society of Los Angeles.

Michael (Mikey) Allen Taylor. In 2018, Mr. Taylor, along with AFG, co-founded the Commune Capital LLC and its subsidiaries, and Mr. Taylor currently serves as Co-President of the Manager and Commune Capital LLC. From 2001 to 2016, Mr. Taylor had a career as a professional skateboarder. In 2012, Mr. Taylor co-founded Saint Archer Brewing Company, a craft brewery in San Diego, California, a majority of which was ultimately acquired by MillerCoors in 2015. Mr. Taylor is also a co-founder of Sovrn, an apparel and skateboard company founded in 2016. Mr. Taylor currently serves as the Mayor of Thousand Oaks, California.

Michael J. Michalov. Mr. Michalov became the Chief Operations Officer of Sponsor in 2020. From 2015 to 2020, Mr. Michalov served as a Financial Advisor for Alliance Advisory and Securities, LLC (“Alliance”), a subsidiary of AFG. Prior to joining Alliance, from 2011 to 2015, Mr. Michalov was a Vice President for the Los Angeles & Central California Retail Banking Division for Union Bank. Mr. Michalov earned a B.S. in business marketing and economics from California State University – Northridge in 2005.

Douglas D. Laabs. Mr. Laabs is the Chief Financial Officer of the Manager, and of Commune Capital LLC and AFG since 2024. He oversees a staff of 4, managing all accounting aspects of Commune. Mr. Laabs served as the Controller of Commune Capital LLC and AFG from 2021 to 2024, and as the Accounting Manager of Commune Capital LLC and AFG from 2019 to 2021. Prior to joining Commune in 2019, Mr. Laabs served in various accounting leadership roles with start-ups and larger manufacturing and tech corporations. He earned his B.A. in Accounting from University of Wisconsin, Eau Claire in 1998.

Brent G. Lamo. Mr. Lamo has served as the Director of Real Estate for AFG and its subsidiaries since 2013. In 1998 he partnered with AFG to help found Commune RESOP as an initial managing member and co-developer. He now oversees the acquisition, development, and operations of all Properties owned by the Manager and its affiliates. Since 1990, Mr. Lamo has been focusing his efforts on real estate development and construction. He has completed over 100 commercial and residential building projects. The scope of his work has included all phases of land development, construction management, speculative ground-up developments, and operations for commercial projects, private lending, multi-family housing, residential tracts, and high-end custom estates. Before focusing on real estate development, he spent 6 years serving as a financial planner with IDS/American Express and Alliance. Mr. Lamo earned his B.A. in Business Administration from the University of Minnesota in 1983. Mr. Lamo is also a California Licensed Real Estate Broker and California Licensed General Contractor.

Austin Underhill. Mr. Underhill serves as the Chief Compliance Officer of the Manager and Commune Capital LLC. He previously served as a Chief Compliance Officer and Operations Manager for a registered investment adviser firm where he supervised staff and maintained their compliance program. Mr. Underhill is a designated Investment Advisor Certified Compliance Professional® (IACCP®). Mr. Underhill holds a B.M. in Music Performance from Musicians Institute, Hollywood, CA.

Members shall take no part in the management or control of the Company’s business and shall have no authority to act for or bind the Company. The Operating Agreement provides for indemnification of the Manager and its affiliates for any action taken, or any failure to act, on behalf of the Company unless there shall be a judgment or other final adjudication in a competent jurisdiction establishing that the loss or liability arose from such person’s own fraud, willful misconduct, gross negligence, bad faith, or intentional or material breach of the Operating Agreement.

Compensation of the Manager

For fiscal year 2025, the Company did not make any payments to the Manager. For information regarding the compensation of the Manager, please see “Management Compensation” in the Offering Circular.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth, as of the date of this Annual Report, the beneficial ownership of Units for: (i) each person who is the beneficial owner of 10% or more of the outstanding Units; (ii) each director and executive officer of the Sponsor who is the beneficial owner of 10% or more of the outstanding Units; and (iii) the directors and executive officers of the Sponsor as a group. To the Company’s knowledge, each person that beneficially owns Units has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of the Company’s principal executive offices at 31248 Oak Crest Drive, Suite 100, Westlake Village, California 91361.

Name of Beneficial Owner(1)	Number of Units Beneficially Owned	Percent of All Units
Commune Omni Fund Management, LLC (2)	10,000	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	All voting and investment decisions with respect to Units held by the Manager are controlled by the beneficial owners of Sponsor: Jerry Sanada, Randall Sanada Jr., Randall Sanada, Sr., Brent Lamo, Mikey Taylor, and Michael Michalov.

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

For further detail, please see Note 3 – Related Party Transactions in the financial statements.

Please see also “Conflicts of Interests” and “Management Compensation” in the Offering Circular.

ITEM 6. OTHER INFORMATION

None.

ITEM 7. FINANCIAL STATEMENTS

COMMUNE OMNI FUND, LLC

CONSOLIDATED FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2025 AND 2024

COMMUNE OMNI FUND, LLC

DECEMBER 31, 2025 AND 2024

INDEPENDENT AUDITOR’S REPORT

Members and Management of

COMMUNE OMNI FUND, LLC

Opinion

We have audited the consolidated balance sheet of COMMUNE OMNI FUND, LLC, (the Company) as of December 31, 2025; the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended; and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

The financial statements of the Company for the period from February 22, 2024 (inception) to December 31, 2024 were audited by other auditors whose report dated February 25, 2025, expressed an unmodified opinion on those statements.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, California

April 15, 2026

COMMUNE OMNI FUND, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

ASSETS	2025	2024
Current Assets
Cash and Cash Equivalents	$200	$-
Deferred Offering Costs	250,542	156,634

TOTAL ASSETS	$250,742	$156,634

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Due to Related Party	$362,652	$223,559

Total Current Liabilities	362,652	223,559

Members’ Equity
Members’ Equity	100,200	-
Accumulated Deficit	(212,110)	(66,925)

Total Members’ Equity	(111,910)	(66,925)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$250,742	$156,634

The accompanying notes are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND FOR THE

PERIOD FROM INCEPTION (FEBRUARY 22, 2024) TO DECEMBER 31, 2024

	2025	2024
Revenues	$-	$-
Expenses
Professional Fees	$96,586	$64,869
Advertising & Marketing	28,532	-
Dues & Subscriptions	1,128	2,056
Computer Software	14,716	-
Taxes	3,800	-
Other Expense	423	-

Total Expenses	145,185	66,925

Net Loss	$(145,185)	$(66,925)

The accompanying notes are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025 AND FOR THE

PERIOD FROM INCEPTION (FEBRUARY 22, 2024) TO DECEMBER 31, 2024

	Accumulated	Members’
	Deficit	Equity	Total
Balance at February 22, 2024 (Inception)	$-	$-	$-
Net Loss	(66,925)	-	(66,925)
Balance at January 1, 2025	$(66,925)	$-	$(66,925)
Net Loss	(145,185)	-	(145,185)
Contributions	-	100,200	100,200
Balance at December 31, 2025	$(212,110)	$100,200	$(111,910)

The accompanying notes are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND FOR THE

PERIOD FROM INCEPTION (FEBRUARY 22, 2024) TO DECEMBER 31, 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(145,185)	$(66,925)
Net Cash and Cash Equivalents Used in Operating Activities	(145,185)	(66,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Funds Advanced by Manager	139,093	223,559
Deferred Offering Costs	(93,908)	(156,634)
Owners’ Contributions	100,200	-

Net Cash and Cash Equivalents Provided by Financing Activities	145,385	66,925
Net Increase in Cash and Cash Equivalents	200	-
Cash and Cash Equivalents at the Beginning of the Year	-	-
Cash and Cash Equivalents at the End of the Year	$200	$-
Supplemental Disclosure of Cash Flow Information:
Cash Paid for Income Taxes	$3,800	$-
Cash Paid for Interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

NOTE 1 – DESCRIPTION OF THE COMPANY

COMMUNE OMNI FUND, LLC, (the Company) is a Delaware limited liability company that was formed on February 22, 2024. The purpose of the Company is to: (i) purchase, manage, and dispose of investments in real property selected by the Manager; and (ii) engage in such activities necessary, incidental or ancillary thereto and any other lawful act or activity for which limited liability companies may be organized under the law in furtherance of the foregoing.

COMMUNE OMNI FUND OC, LLC, (the Subsidiary) a Delaware limited liability company that was formed on February 22, 2024, is a subsidiary of the Company. The purpose of the Subsidiary is to: (i) purchase, manage, and dispose of investments in real property selected by the Manager (each such property a Property and collectively, the Properties); and (ii) engage in such activities necessary, incidental or ancillary thereto and any other lawful act or activity for which limited liability companies may be organized under the law in furtherance of the foregoing.

The Company and its Subsidiary are managed by its managing member, COMMUNE OMNI FUND Management, LLC (the Manager).

As of December 31, 2025, the Company and its Subsidiary have not yet commenced planned principal operations. The commencement of operations is dependent upon the successful completion of the Company’s planned Regulation A offering and the raising of sufficient capital to fund operations and acquire properties.

NOTE 2 – ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and include the following significant accounting policies:

Cash and Cash Equivalents

The Company considers demand deposits, savings accounts, money market funds, and short-term investments having an original maturity of three months or less to be cash equivalents for purposes of the consolidated statement of cash flows.

Use of Estimates

The presentation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company intends to elect to be taxed as a Real Estate Investment Trust (REIT). The Company files income tax returns in the U.S. Federal and State jurisdictions. The Company is not currently under examination. Management has determined that the Company does not have any uncertain tax positions or associated unrecognized benefits that materially impact the consolidated financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such a challenge.

NOTE 2 – ACCOUNTING POLICIES (Continued)

Related Party Transactions

The Company conducts transactions with related parties in the ordinary course of business, including advances received from and expenses paid on behalf of the Company by the Manager. Related party balances and transactions are disclosed in Note 3.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs consist primarily of offering expense reimbursements and sourcing fees incurred in connection with the Company’s planned Regulation A offering. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds of the offering. As of December 31, 2025 and 2024, the Manager has incurred $250,542 and $156,634, respectively, in offering expenses.

Principles of Consolidation

The consolidated financial statements as of and for the years ended December 31, 2025 and 2024, include the accounts of the following companies after elimination of all inter-company accounts and transactions:

COMMUNE OMNI FUND, LLC

COMMUNE OMNI FUND OC, LLC

NOTE 3 – RELATED PARTY TRANSACTIONS

Management Fees

In accordance with the Limited Liability Company Agreement dated February 22, 2024, COMMUNE OMNI FUND Management, LLC serves as the Manager for the Company. As compensation for its services, the Company will pay the Manager an annual asset management fee, attributed to each Member, pro rata, based on their respective Units, equal to 2.0% annualized of the sum of the aggregate net value of the Properties owned by the Company or its subsidiaries. As of December 31, 2025 and 2024, no management fees are owed by the Company and its Subsidiary to the Manager.

As of December 31, 2025 and 2024, the Company owed the Manager $362,652 and $223,559, respectively, for costs advanced on behalf of the Company. Of these amounts, $250,542 and $156,634, respectively, relate to deferred offering costs capitalized on the consolidated balance sheets, and $145,185 and $66,925, respectively, relate to operating expenses paid by the Manager on behalf of the Company. These advances are non-interest bearing and payable upon demand.

NOTE 4 – MEMBERS’ EQUITY

Pursuant to the terms of the operating agreement, the Manager will be responsible for directing the management of the business and affairs, managing the Company’s day-to-day affairs, and making decisions related to investments and dispositions.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering and investment management services.

NOTE 4 – MEMBERS’ EQUITY (Continued)

Members intending to become a common unit holder shall be obligated to pay the Company the amount due for each common unit to be acquired upon such person’s admission to the Company as a common unit holder, and the admission of such person as a common unit holder in respect thereof shall be contingent upon the Company receiving full payment of such amount.

No Member may withdraw any amount from the Company unless such withdrawal is made pursuant to the guidelines in the operating agreement or a dissolution of the entity. Redemptions of common units can be made at the Company’s option at a redemption price determined by the Manager.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Company may pay dividends to the common unit holders in proportion to their respective common units at such times and in such amounts as shall be determined by the Manager in its sole discretion. The Company intends to distribute at least 90% of its taxable net income, as required to qualify as a real estate investment trust.

The Company owns all of the Class A membership interests in the Subsidiary. Distributions of cash flow from the Subsidiary will be paid 70% to the Company, and 30% to the member holding the Class B membership interest. Distributions of distributable sales proceeds from the Subsidiary will be paid first to the Company until the Company has received distributions equal to the Company’s aggregate unreturned capital contributions made to the Subsidiary; thereafter distributions will be paid 70% to the Company, and 30% to the member holding the Class B membership interest. The member holding the Class B membership interest is an affiliate of the Manager.

NOTE 5 – CONCENTRATION OF RISK

The Company maintains its cash and cash equivalents at various financial institutions. The Federal Deposit Insurance Corporation (FDIC) insures deposit accounts up to $250,000 per depositor, per institution. At December 31, 2025 and 2024, the Company’s cash balances did not exceed the federally insured limit. The Company has not experienced any losses in such accounts and does not believe it is exposed to significant concentration risk in this area.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through April 15, 2026, which is the date the consolidated financial statements were issued. There were no subsequent events requiring adjustment to or disclosure in the consolidated financial statements.

ITEM 8. EXHIBITS

No.	Exhibit Description
2.1	Certificate of Formation of Commune Omni Fund, LLC (Incorporated by reference to Exhibit 2.1 to the Offering Circular (File No. 024-12636)

2.2	Amended and Restated Operating Agreement of Commune Omni Fund, LLC (Incorporated by reference to Exhibit 2.2 to the Offering Circular (File No. 024-12636)

4.1	Form of Subscription Agreement (Incorporated by reference to Exhibit 4.1 to the Offering Circular (File No. 024-12636)

6.1	Amended and Restated Operating Agreement of Commune Omni Fund OC, LLC (Incorporated by reference to Exhibit 6.1 to the Offering Circular (File No. 024-12636)

6.2	Broker Dealer Agreement (Incorporated by reference to Exhibit 6.2 to the Offering Circular (File No. 024-12636)

6.3	Transfer Agent Agreement (Incorporated by reference to Exhibit 6.3 to the Offering Circular (File No. 024-12636)

8.1	Escrow Agreement (Incorporated by reference to Exhibit 8.1 to the Offering Circular (File No. 024-12636)

11.1	Consent of Brown Armstrong Accountancy Corporation

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNE OMNI FUND, LLC

By:	Commune Omni Fund Management, LLC, its manager

By:	Commune Capital, LLC, its manager

	By:	/s/ Jerry Sanada
	Name:	Jerry Sanada
	Title:	Co-President and Chief Investment Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

COMMUNE OMNI FUND MANAGEMENT, LLC

By:	Commune Capital, LLC, its manager

By:	/s/ Jerry Sanada
Name:	Jerry Sanada
Title:	Co-President and Chief Investment Officer
Date:	4/28/2026

Signature	Title	Date
/s/ Jerry Sanada	Co-President of Commune Capital, LLC, the manager of Commune Omni Fund Management (Principal Executive Officer)	4/28/2026
/s/ Douglas D. Laabs	Chief Financial Officer of Commune Capital, LLC, the manager of Commune Omni Fund Management (Principal Financial and Principal Accounting Officer)	4/28/2026